SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K


                                 Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 22, 1997


                         PACIFIC RIM ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                          0-22808                     95-4374983
---------------                 -------------------          -------------------
(State or other                (Commission File No.)           (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

                            1661 East Camelback Road
                                    Suite 245
                                Phoenix, AZ 85016
                     ---------------------------------------
                     (Address of principal executive office)



Registrant's telephone number, including area code:  (602) 274-1299
                                                    ----------------


                401 City Avenue, Suite 319, Bala Cynwyd, PA 19004
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1:  CHANGES IN CONTROL OF REGISTRANT

Description of Change in Control Transaction

         On December 22, 1997, Pacific Rim Entertainment, Inc. (the "Company") acquired Osage Computer Group, Inc. ("Osage") pursuant to the terms of a Merger Agreement dated November 5, 1997 (the "Merger Agreement"), in a transaction that resulted in a change in control of the Company. Upon the closing of the Merger, through a wholly-owned subsidiary, the Company acquired 100% of the outstanding capital stock of Osage in exchange for Merger consideration paid to the former stockholders of Osage (the "Osage Stockholders") consisting of: (i) $500,000 in cash; (ii) 900,000 newly-issued shares of Common Stock (subject to upward adjustment in the event the trading price of the Company's Common Stock is below $2.00 per share during an eighteen (18) month period following the Merger; (iii) 200,000 newly-issued shares of Common Stock; (iv) $1.5 million of Series B $3.00 Convertible Preferred Stock (the "Series B Shares"), which are convertible into 500,000 shares of Common Stock (subject to adjustment in the event that certain performance criteria are not achieved subsequent to the Merger); and (v) options with a term of six years that permit the purchase of 800,000 shares of Common Stock, subject to an exercise price equal to the lower of: (a) $3.00 per share; or (b) the average of the closing bid and ask prices of shares of the Company's Common Stock on the principal exchange, automated quotation system or over-the-counter market for the fifteen (15) trading days prior to the date upon which any segment of the options vest (the "Options"). The Options vest pursuant to certain performance criteria set forth in the Merger Agreement. For a further description of the Common Stock, Series B Shares and Options issued to the Osage Stockholders, see "Description of Securities Issued in the Merger."

         Contemporaneous with the Merger, the Company completed a private placement offering to accredited investors (the "Offering") of $3,660,000, consisting of 122 shares of Series A $3.00 Convertible Preferred Stock (the "Series A Shares"). The net proceeds of the Offering were used by the Company to: (i) retire approximately $450,000 principal amount of bridge indebtedness;
(ii) pay the $500,000 cash component of the Merger consideration to the Osage Stockholders; and (iii) finance the Company's strategic acquisition strategy. See "Description of Osage Business."

Description of Osage Business

         Founded in 1989, Osage is a provider of network computer solutions. Osage markets a broad range of information technology services intended to transform discrete hardware and software components into an integrated system. Osage offers integration services which assist customers in dealing with issues during the entire life cycle of their systems; including system architecture and design, product acquisition, implementation, ongoing operational support, and evolution in technology. Osage provides solutions to complex information technology problems including system availability and performance, UNIX/Microsoft Windows NT integration, client server database implementation, electronic mail and messaging system and network security, and Internet/intranet and world wide web application deployment.

         Osage's ability to deliver integrated solutions has enabled it to establish a customer base ranging from relatively small companies to Fortune 500 and other mid-sized companies. Osage's customers represent a broad spectrum of the industries in southwestern United States including semi-conductor manufacturing, publishing, hospitality, distribution, military, education and state and local government.

         Osage believes there are many attractive acquisition candidates in its industry because of the highly fragmented composition of the marketplace, the industry participants' need for capital and their owners' desire for liquidity. Following the Merger, the Company intends to pursue an aggressive acquisition program to consolidate and enhance its position in its current market and to acquire operations in new markets.

         Initially, the Company intends to expand its business through selective, strategic acquisitions of other companies with complementary businesses in the revenue range of $5 million to $15 million. Management believes that companies in this range of revenues may be receptive to the Company's acquisition program since they are often too small to be identified as acquisition targets of larger public companies or to independently attempt their own public offerings. In particular, the Company intends to focus its acquisition strategy on candidates who have a strong relationship with key technology vendors, a proven record of delivering high-quality network computing solutions and a customer base of large and mid-sized companies. The Company intends to implement its strategic acquisition program with the net proceeds available upon completion of its offering of the Series A Shares. Management anticipates that a public trading market may commence for its securities and that additional capital resources may be secured through the sale of debt or equity securities, even though there can be no assurance that a trading market will develop or that additional capital resources will become available to the Company.

Management of the Company

         Upon completion of the Merger, the existing officers of the Company tendered their resignation from office, and were replaced by the existing management of Osage. In addition, two of the directors of the Company tendered their resignation from office and were replaced by designees of the holders of the Series B Shares.

         The Board of Directors and executive officers of the Company presently consist of the following individuals:

        Name                 Age       Position
        ----                 ---       --------

Jack R. Leadbeater           43        Chairman of the Board and Chief Executive
                                       Officer

David S. Olson               40        Director, Chief Operating Officer and
                                       President

Michael G. Glynn             41        Executive Vice President

Andrew P. Panzo              33        Director

Steven B. Rosner             46        Director

         The following is a brief summary of the business experience of the foregoing directors and executive officers.

         Jack R. Leadbeater

         Mr. Leadbeater became Chairman and Chief Executive Officer of the Company upon the closing of the Merger with Osage on December 22, 1997. Mr. Leadbeater remains President and Director of Osage, positions he has held since 1993. From 1987 to 1993, Mr. Leadbeater served as President of a privately held computer systems integration company. Prior to 1987, Mr. Leadbeater was employed by MAI Canada Ltd., where his responsibilities included the sales and management of a regional office for this international manufacturer of mini-computers. Mr. Leadbeater is a graduate of the University of Manitoba, Canada with a Business/Commerce degree and a major in Marketing.

         David S. Olson

         Mr. Olson became Director, President and Chief Operating Officer of the Company upon the closing of the Merger with Osage on December 22, 1997. Mr. Olson remains a Director and Executive Vice-President/General Manager of Osage, positions he has held since 1993. From 1989 to 1993, Mr. Olson served as an Executive Vice-President of a privately held computer systems integration company. Prior to 1989, he was employed by Sun Microsystems Canada Ltd., where his responsibilities included sales as well as Sun Microsystems' overall market development in the petroleum exploration market. Prior to joining Sun Microsystems, Mr. Olson was an Account Manager at Digital Equipment, Canada where he sold information processing technology to major national accounts in the petroleum exploration market. Mr. Olson is a graduate of the University of Calgary, Canada with a Bachelor of Science degree and a major in Computer Science.

         Michael G. Glynn

         Mr. Glynn became an Executive Vice-President of the Company upon the closing of the Merger of Osage on December 22, 1997. He has been nominated to serve as a Director. During 1997, Mr. Glynn served as Director of Sales for the Southwest region of United States for Compuware, a publicly-traded software manufacturer. From 1996 to 1997, Mr. Glynn served as Senior Vice President and Chief Operating Officer of Prologic Management Systems, a publicly-traded software development company. From 1993 to 1996, he was Director of Sales and International Business Development at Access Technologies (formerly Access Graphics, a division of Lockheed Martin), an aggregator of computer software and hardware. From 1991 to 1993, Mr. Glynn served on the Football staff at the University of Colorado. Mr. Glynn is a graduate from the University of Notre Dame with a Bachelor of Arts degree in the Program of Liberal Studies and Languages and a Master of Divinity degree. He is also continuing his graduate work at Northwestern University's JL Kellogg Graduate School of Management.

         Andrew P. Panzo

         Mr. Panzo became a Director of the Company during December 1997. Mr. Panzo is President of American Maple Leaf Financial Corporation in Philadelphia, Pennsylvania, an investment banking firm which specializes in emerging growth companies. He is also a director of The Eastwind Group, Inc., a public company. Mr. Panzo is a graduate of the University of Connecticut and has a masters degree in international business and finance from Temple University.

         Steven B. Rosner

         Mr. Rosner had been the President and a Director of the Company since January 1997. He resigned his position as an officer effective upon the Merger of Osage on December 22, 1997, however, remains a Director of the Company. Mr. Rosner is an officer and director of several privately held corporations and is the sole shareholder of SLD Capital Corporation, which specializes in providing consulting and investment banking services. Previously, from 1984 to 1996, Mr. Rosner served as President of Centaur Financial Corporation, an investment banking firm. Mr. Rosner is a graduate of Tulane University.

         Material Arrangements - Appointment of the Board of Directors

         Provided that the Company continues to achieve the performance criteria identified hereafter (see "Description of Securities Issued in the Merger - Performance Criteria"), for a period of three years following the Merger, the holders of the Series B Shares, including Messrs. Leadbeater and Olson, are entitled to elect a majority of the Board of Directors, and to vote as a class on all matters brought to a vote of stockholders. Accordingly, upon completion of the Merger, the holders of the Series B Shares may appoint three designees to the Company's Board of Directors. The remaining two (2) directors shall consist of a designee of the Company's Board of Directors prior to the Merger (the "Pacific Rim Designee") and an individual mutually selected by the Pacific Rim Designee and the designee of the holders of the Series B Shares. As of the date of this report, the Company's Board of Directors consists of four individuals. The holders of the Series B Shares have appointed Michael Glynn as their third designee, however, his appointment is subject to effectiveness of an Information Statement pursuant to Rule 14f-1 of the Securities Exchange Act of 1934. The Company expects Mr. Glynn to be appointed during the first quarter of 1998.

         Employment Arrangements

     The Company has entered into employment agreements with each of Messrs. Leadbeater, Olson and Glynn which will provide each with an annual salary of $200,000. Each of Messrs. Leadbeater and Olson are employed for a term of three years, with successive year-to-year renewals in the event that neither they, nor the Company, elect to terminate the agreement after the initial term. Mr. Glynn is employed for an initial term of one year, with successive year-to-year renewals in the event that neither he nor the Company elects to terminate the agreement. The employment agreements of Messrs. Leadbeater, Olson and Glynn contain non-competition and non-solicitation provisions which survive their actual employment for a term of one year. Mr. Glynn has been granted 200,000 shares under his employment arrangement; 100,000 of which vest at the end of his first year of employment and the remainder of which vest at the end of his second year of employment. Mr. Glynn has also been granted options to purchase 100,000 shares of Common Stock of the Company on the same terms and conditions as those options granted to the Osage Stockholders in the Merger. See "Description of Securities Issued in the Merger."

Description of the Securities Issued in the Merger

         Common Stock

         The Company is authorized to issue 10,000,000 shares of Common Stock, $.01 par value per share, of which 4,820,000 shares are currently outstanding.

         900,000 of the shares of Common Stock issued to the Osage Stockholders in the Merger are subject to an upward adjustment to the extent that during any of the six (6) consecutive three (3) month periods following the effectiveness of a registration statement intended to be filed by the Company during 1998 (see "Registration Rights"), the "Quarterly Value" of the Company's Common Stock, as to 150,000 shares during each such applicable three (3) month period, is below $2.00. The "Quarterly Value" shall be derived from a combination of: (i) sales of shares of the Company's Common Stock by the Osage Stockholders in open market transactions, upon which value shall be measured by the average per share sales price; or (ii) to the extent that open market sales have not generated sales proceeds to the Osage Stockholders of at least $300,000 (based upon the sale of 150,000 shares), then the remaining value (i.e., the difference between the sum total of such sales and $300,000) shall be measured based upon the average of the closing bid and ask prices of the Company's Common Stock on the principal exchange, automated quotation system or over-the-counter market for the fifteen trading days before the last trading day in each such respective three month period (such last trading date hereinafter referred to as the "Valuation Date"); provided, however, that such average price is $2.00 or higher, and if the average price is lower than $2.00, the value of such unsold shares shall be measured based upon 85% of the aforesaid average closing bid and ask prices for the fifteen trading days before the Valuation Date. Quarterly Value shall then be determined by making separate non-cumulative computations on each of the respective Valuation Dates to determine how many shares of the Company's Common Stock have been sold during the three month period, or would need to be sold (assuming the sale) on such Valuation Dates, in order for the Osage Stockholders to have yielded gross receipts of at least $300,000 upon the sale of 150,000 shares.

         To the extent that a sale or deemed sale of 150,000 shares yields for the Osage Stockholders less than $300,000 during any such applicable three month period, then, and in that event, the Company would be required to issue to the Osage Stockholders such number of additional shares of Common Stock as would provide them with a yield of $300,000 on the sale or deemed sale of Common Stock during the applicable three month period (the "Additional Shares"). The Additional Shares may either be issued by the Company as newly issued shares of Common Stock; or may be withdrawn from a voting trust of 1,500,000 shares established by existing Company stockholders upon the closing of the Merger. See "Principal Stockholders - Voting Trust." If, at the time Additional Shares are required to be issued, the Company remains in compliance with the Performance Criteria, the Additional Shares will be withdrawn from the Voting Trust. If, however, the Company is not in compliance with the Performance Criteria, the Additional Shares will be issued by the Company as newly issued shares of Common Stock.

         Series B $3.00 Convertible Preferred Stock

         In connection with the Merger, the Company issued 50 shares of Series B $3.00 Convertible Preferred Stock (the "Series B Shares") to the Osage Stockholders. The salient features of the Series B Shares are as follows:

         o  Liquidation Preference

            The Series B Shares shall have a liquidation preference of $30,000 per Share. The holders of the Series B Shares and the Series A Shares shall share ratably in all liquidation proceeds. Accordingly, if the Company shall liquidate or dissolve, after payment to all creditors, no distribution shall be made to holders of the Common Stock, unless prior thereto holders of the Series B Shares and the Series A Shares shall have received their respective preferences upon liquidation.

         o  Dividends

            Each holder of the Series B Shares shall be entitled to dividends only when, as and if declared by the Board of Directors. Each holder of the Series B Shares will share with the holders of the Common Stock, on an as converted basis, any dividends declared on the Common Stock. The Company may, at its sole election, pay any dividend in either cash or in shares of Common Stock, based on the Conversion Rate (as hereafter defined) of the Series B Shares.

         o  Conversion

            The holders of the Series B Shares have the right at any time to convert the $1.5 million principal amount of the Series B Shares, plus any and all accrued dividends thereon, into shares of the Company's Common Stock at a conversion rate of $3.00 per share of Common Stock (the "Conversion Rate"), which is subject to adjustment provided that at the time of conversion the Company remains in compliance with certain performance criteria set forth in the Merger Agreement. See "Performance Criteria." As so adjusted, the Conversion Rate shall be the lower of: (i) $3.00 per share of Common Stock; or (ii) the average of the closing bid and ask prices of the Common Stock on the principal exchange, automated quotation system or over-the-counter market for the 15 trading days prior to the date of conversion. On a per share basis, the 50 Series B Shares each convert into 10,000 shares of Common Stock, subject to the adjustment feature identified above.

            The number of shares of Common Stock into which each Series B Share shall be convertible shall be subject to adjustment to protect against dilution in the event the Company shall declare a stock dividend, make a distribution on the Common Stock, divide or reclassify the outstanding shares of Common Stock.

         o  Voting Rights

            The holders of Series B Shares are entitled to vote in the election of directors by casting as many votes in total as equates to the total number of shares that may be cast in the election of directors by the holders of Common Stock, plus one; provided that the holders of the Series B Shares may only elect a majority of the Board of Directors by voting for their own nominees. The holders of the Series B Shares will also be entitled to vote as a class on all matters brought to a vote of stockholders. The foregoing rights shall terminate upon the earlier of: (i) the first date upon which the Company no longer complies with the Performance Criteria; or (ii) the third anniversary of the closing of the Merger Agreement. Upon termination of such rights, the holders of the Series B Shares shall have no voting rights and their consent shall not be required for the taking of any action except as required by law. See "Performance Criteria."

         o  Redemption

            The Series B Shares are not subject to redemption by the Company.

         o  Certificate of Designation

            The terms described above are merely summaries of the salient features of the Series B Shares. The actual terms are contained within a definitive Certificate of Designation which has been filed with the Secretary of State of Delaware and is attached as an exhibit to this Report.

         Series A $3.00 Convertible Preferred Stock

         In connection with the Merger, the Company concurrently closed upon an offering of 122 shares consisting of $3,660,000 of Series A $3.00 Convertible Preferred Stock (the "Series A Shares") in a private placement to accredited investors. The salient features of the Series A Shares are as follows:

         o  Liquidation Preference

            The Series A Shares shall have a liquidation preference of $30,000 per Series A Share, plus any accrued dividends thereon. The holders of the Series A Shares and the Series B Shares shall share ratably in all liquidation preferences. Accordingly, if the Company shall liquidate or dissolve, after payment to all creditors, no distribution shall be made to holders of the Company's Common Stock, unless prior thereto holders of the Series A Shares and the holders of the Series B Shares have received their respective liquidation preferences.

         o  Dividends

            The holders of the Series A Shares shall not be entitled to receive dividends.

         o  Conversion

            The holders of the Series A Shares have the right at any time to convert the principal amount of the purchase price of the Series A Shares into shares of Common Stock at a conversion rate (the "Conversion Rate") of $3.00 per share of Common Stock. On a per share basis the 122 Series A Shares each convert into 10,000 shares of Common Stock.

            The number of shares of Common Stock into which each Series A Share shall be convertible shall be subject to adjustment to protect against dilution in the event the Company shall declare a stock dividend, make a distribution on the Common Stock, divide or reclassify the outstanding shares of Common Stock.

         o  Voting Rights

            Prior to the conversion of the Series A Shares, the holders thereof shall have no voting rights.

         o  Redemption

            Commencing six months from the date of the Merger, all, but not less than all, of the Series A Shares may be redeemed at any time by the Company in its sole discretion at $3.00 per Series A Share upon thirty (30) days' written notice to the holders (the "Redemption Notice"), provided that at the time of the Redemption Notice: (i) the average of the closing bid and ask prices of the Company's Common Stock shall have exceeded $5.00 for the twenty (20) trading days preceding the date of the Redemption Notice; (ii) the shares of Common Stock issued or issuable upon conversion of the Series A Shares are subject to an effective Registration Statement; and (iii) the Placement Agent of the Offering shall have waived any restrictions upon the resale of such shares. See "Restrictions upon Resale." The holders of the Series A Shares shall be entitled to exercise their conversion option during said thirty (30) day notice period.

         o  Certificate of Designation

            The terms described above are merely summaries of the salient features of the Series A Shares. The actual terms are contained within a definitive Certificate of Designation which has been filed with the Secretary of State of Delaware and is attached as an exhibit to this Report.

         Performance Criteria

         For the first three years following the Merger, the Company shall remain in compliance with the Performance Criteria so long as during each of the fiscal quarters in the first, second and third years thereafter, the Company achieves earnings per share as reflected within its quarterly financial statements as filed with the Securities and Exchange Commission of $.0125, $.025 and $.0375, respectively.

         For the purposes of preserving the rights of the holders of the Series B Shares relative to the election of directors and voting as a class on all matters brought before stockholders, the Company shall remain in compliance with the Performance Criteria so long as for the first three years following the closing of the Merger, its annual audited financial statements reflect earnings per share of $.05, $.10, and $.15, respectively. Failure to meet the Performance Criteria in any of the first three years after the closing of the Merger results in the termination of such rights.

         Registration Rights

         The Company has agreed that as soon as practicable after the closing of the Merger, it will prepare and file, with the Securities and Exchange Commission, and use its best efforts to have declared effective, a Registration Statement on Form SB-2 or other equivalent form, pursuant to which the Company shall register the potential resale of certain of its shares of Common Stock, including shares of Common Stock issuable upon conversion of the Series A Shares, Series B Shares and no less than 1,200,000 shares of Common Stock outstanding prior to the Merger. The expenses of such registration will be borne by the Company.

         Notwithstanding the foregoing, the Company may delay filing the Registration Statement, and may withhold efforts to cause the Registration Statement to become effective, if the Company determines in good faith that such registration might (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's stockholders. If, after the Registration Statement becomes effective, the Company advises the holders of registered shares that the Company considers it appropriate for the Registration Statement to be amended, the holders of such shares shall suspend any further sales of their registered shares until the Company advises them that the Registration Statement has been amended.

         Restrictions upon Resale

         The Series A Shares and the shares of Common Stock issuable upon conversion of the Series A Shares may not be transferred, sold, encumbered or otherwise disposed of for a period of eighteen months after the closing of the Merger without the prior written consent of the Placement Agent of the Offering.

         The Series B Shares, the shares of Common Stock issuable upon conversion of the Series B Shares and the shares of Common Stock issued as part of the purchase price in the Merger, may not be transferred, sold, encumbered or otherwise disposed of for a period of eighteen months after the closing of the Merger without the prior written consent of the Pacific Rim Designee. However, the historic stockholders of Osage shall be permitted to: (i) pledge such shares as collateral for a loan from a financial institution provided that the lender agrees to such restrictions upon resale; and (ii) transfer such shares to family members by gift provided that the transferee agrees to such restrictions upon resale. Once the shares are registered, and for a period of eighteen months thereafter, resale of the shares by the Osage Stockholders shall be limited to that number of shares on a quarterly basis that, upon sale in an ordinary brokerage transaction, would yield net proceeds of $300,000. The shares of Common Stock issued in connection with certain adjustments to the purchase price shall not be subject to such restriction upon resale after such shares are registered.

Principal Stockholders

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 22, 1997 with respect to: (i) each person known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock; (ii) each of the Company's directors;
(iii) each of the Company's executive officers; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person set forth below has sole voting and investment power on the shares reported.


                                         Number of Shares
Name                                       Owned(1)(2)           Percentage of Shares
----                                     ----------------        --------------------
Jack R. Leadbeater                         664,000(3)                 13.2%
1661 East Camelback Road, Suite 245
Phoenix, AZ 85016

David S. Olson                             664,000(3)                 13.2%
12829 East Jenan Drive
Scottsdale, AZ  85259

Michael G. Glynn                               -0-(4)                    0%
1661 East Camelback Road, Suite 245
Phoenix, AZ 85016

Godwin Finance Ltd.                        350,000                    7.26%
Whitehill House
Newby Road Industrial Estate
Newby Road
Hazel Grove
Stockport SK7 5DA
England

Steven B. Rosner                           884,542(5)                18.35%
1220 Mirabeau Lane
Gladwynne, PA 19035

Synergy Group                              250,000                    5.18%
4725 E. Sunrise Drive
Suite 228
Tucson, AZ  85718

Andrew P. Panzo                                -0-                     -0-
2 Penn Center Plaza
Suite 605
Philadelphia, PA  19102

All officers and directors of the        1,328,000                    26.4%
Company as a group (4 persons)

---------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Securities Exchange Act of 1934, and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days after the date of this Report through the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 4,820,000 shares of Common Stock outstanding.
(2) Assumes the sale and subsequent conversion into the shares of Common Stock of the 122 Series A Shares offered hereby and the Series B Shares. Prior to conversion, the holders of the Series B Shares, including Messrs. Leadbeater and Olson, are entitled to elect a majority of the Board of Directors, and to vote as a class on all matters brought to a vote of stockholders for a period of three years following the closing of the Merger. See "MANAGEMENT - Material Voting Arrangements."
(3) Does not include options to purchase 332,000 shares of Common Stock to be issued as part of the purchase price in connection with the Merger, which will not have vested as of the closing of the Merger.

(4) Does not include 200,000 shares of Common Stock being held by the Company in escrow, which are subject to release at the rate of 100,000 shares on each of the first and second anniversary of the closing of the Merger; provided, that Mr. Glynn is an employee of the Company at time such shares are released. Does not include options to purchase 100,000 shares of Common Stock which will not have vested as of the closing of the Merger.
(5) Includes the direct ownership of 192,850 shares and the indirect ownership of 691,692 shares through Mr. Rosner's role as the sole general partner of two Delaware limited partnerships.
---------------

         Voting Trust

         Upon the closing of the Merger, certain historic stockholders of the Company have placed in a voting trust (the "Voting Trust") 1.5 million shares of Common Stock with voting rights as to such shares vested in the holders of the Series B Shares, including Messrs. Leadbeater and Olson. The Voting Trust shall remain in effect until the earlier of: (i) the end of the 18th month following the Merger; or (ii) such earlier date when all of its shares have either been released to its beneficial owners or allocated in satisfaction of the purchase price in the Merger. During every three month period during the term of the Voting Trust in which no shares are issued in satisfaction of the purchase price, 250,000 shares may be released to such historic stockholders of the Company from the Voting Trust.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         As a result of the merger, the Company has assumed the historic business of Osage. See ITEM 1 and the financial statements of Osage attached as an exhibit to this Report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired

             (i) Financial Statements (audited) of Osage Computer Group, Inc. for the years ended December 31, 1996 and 1995.

             (ii) Financial Statements (unaudited) of Osage Computer Group, Inc. for the nine (9) months ended September 30, 1997 and September 30, 1996.

         (b) Proforma Financial Information

             It is impracticable at the time of the filing of this Current Report to provide the required financial information for Osage required by Regulation S-X. Accordingly, the Company will file the required proforma financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

         (c) Exhibits (referenced to Item 601 of Regulation S-K).

Exhibit
Number                                     Title
-------                                    -----

  2.1 Agreement and Plan of Merger dated November 5, 1997 by and among Pacific Rim Entertainment, Inc., PR Acquisition Corp. and Osage Computer Group, Inc.

  2.2     First Amendment to Agreement and Plan of Merger dated December 19,
          1997

  2.3 Certificate of Merger of Osage Computer Group, Inc. into PR Acquisition Corp. (a wholly-owned subsidiary of Pacific Rim Entertainment, Inc.)

  3.3 Certificate of Designation, Preferences and Rights of Series A $3.00 Convertible Preferred Stock

  3.4 Certificate of Designation, Preferences and Rights of Series B $3.00 Convertible Preferred Stock

  4.1     Specimen of Series A $3.00 Convertible Preferred Stock

  4.2     Specimen of Series B $3.00 Convertible Preferred Stock

  9.1     Form of Voting Trust Agreement

  10.1 Form of Stock Option (covering the grant of 800,000 options pursuant to the Merger Agreement)

  10.2    Form of Employment Agreement of Jack Leadbeater

  10.3    Form of Employment Agreement of David Olson

  10.4    Form of Employment Agreement of Michael Glynn

  10.5    Option to purchase 100,000 shares granted to Michael Glynn

  10.6 Confidential Private Placement Memorandum dated November 24, 1997 relating to the offer and sale of $3,660,000 of Series A Preferred Stock

  10.7 Supplement No. 1 to Confidential Private Placement Memorandum dated November 24, 1997 relating to the offer and sale of $3,660,000 of Series A Preferred Stock

                           OSAGE COMPUTER GROUP, INC.

                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITOR'S REPORT

                               FOR THE YEARS ENDED
                           DECEMBER 31, 1996 AND 1995

                           OSAGE COMPUTER GROUP, INC.
                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
Independent Auditors' report ............................................     1

Balance Sheets ..........................................................     2

Income statements  ......................................................     3

Statements of Changes in Retained Earnings ..............................     4

Statements of Cash Flows  ...............................................     5

Notes to Financial Statements ...........................................   6-9

Supplemental Schedules .................................................. 11-12

                      [LETTERHEAD OF PEARCE, GRAY & RUDD]


                          INDEPENDENT AUDITOR'S REPORT

To the Shareholders of
     Osage Computer Group, Inc.

We have audited the balance sheets of Osage Computer Group, Inc. as of December 31, 1996 and 1995 and the statements of income, retained earnings and changes in financial position for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the statements of income, changes in financial position and retained earnings for the years ended December 31, 1996 and 1995 are presented in accordance with generally accepted accounting principles applied on a consistent basis. Further, in our opinion, the balance sheets present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1995 in accordance with generally accepted accounting principles.


/s/ Pearce, Gray & Rudd
-----------------------
Pearce, Gray & Rudd


March 24, 1997

                           OSAGE COMPUTER GROUP, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                    1996             1995
                                                                 ----------       ----------
Current assets
         Cash                                                    $      564       $   25,874
         Accounts receivable                                      1,939,347        1,351,669
         Inventory                                                    2,190            4,166
         Prepaid expenses                                            45,534           16,366
         Deferred maintenance contracts
           expense (Note 1)                                          53,300           81,625
         Due from shareholders                                          -0-              959
                                                                 ----------       ----------
                  Total current assets                            2,040,935        1,480,659

Fixed assets
         Furniture and equipment
           (Net of depreciation)                                     81,586           97,975
                                                                 ----------       ----------
                  Total fixed assets                                 81,586           97,975

Other assets
         Investment (Note 8)                                         25,000              -0-
         Deposits                                                     2,000            3,200
                                                                 ----------       ----------
                  Total other assets                                 27,000            3,200

                  Total assets                                   $2,149,521       $1,581,834
                                                                 ==========       ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
         Bank overdraft                                          $   41,311       $      -0-
         Bank credit line (Note 7)                                      -0-          110,000
         Accounts payable trade                                   1,598,371          971,969
         Accrued expenses                                             4,039              -0-
         Deferred revenue - maintenance
           contracts (Note 1)                                        67,730           92,347
         Deferred corporate taxes payable (Note 1)                   55,000           45,586
         Payroll taxes payable                                       14,773            1,044
         Sales tax payable                                           48,825           24,852
                                                                 ----------       ----------
                  Total current liabilities                       1,830,049        1,245,798

Other liabilities
         Due to parent company (Note 2)                             154,263          192,355
         Due to shareholders                                            -0-           12,454
                                                                 ----------       ----------
                  Total other liabilities                           154,263          204,809
Shareholders' equity
         Common shares (Note 5)                                       5,041            5,041
         Treasury shares                                               (954)             -0-
         Retained earnings                                          161,122          126,186
                                                                 ----------       ----------
                  Total shareholders' equity                        165,209          131,227

                  Total liabilities and
                           shareholders' equity                  $2,149,521       $1,581,834
                                                                 ==========       ==========

                     The accompanying notes are an integral
                       part of these financial statements.

                           OSAGE COMPUTER GROUP, INC.
                                INCOME STATEMENTS
                  FOR THE YEAR ENDED DECEMBER 31, 1996 AND 1995

                                                      1996              1995
                                                   ----------        ----------
INCOME
Sales
         Hardware and software                     $9,195,640        $6,733,147
         Maintenance and support                      415,006           312,790
         Consulting                                   215,530           221,123
         Miscellaneous                                 28,903           124,909
                                                   ----------        ----------
                  Total income                      9,855,079         7,391,969
Cost of goods sold
         Hardware and software                      7,378,537         5,765,106
         Maintenance and support                      175,643           296,206
         Consulting                                    72,441           129,983
         Freight and delivery                          11,890            19,892
         Miscellaneous                                  2,964             4,643
                                                   ----------        ----------
                  Total cost of goods sold          7,641,475         6,215,830
                                                   ----------        ----------

Gross profit                                        2,213,604         1,176,139

EXPENSES

General and administrative                          2,094,447         1,028,382
                                                   ----------        ----------

Other income (expenses)
         Interest income                                3,537               -0-
         Interest expense                             (29,767)           (9,256)
         Depreciation                                 (48,527)          (30,028)
                                                   ----------        ----------

INCOME BEFORE INCOME TAXES                             44,400           108,473

Deferred Federal and state income taxes
         Increase in deferred taxes                    (9,464)          (31,042)
                                                   ----------        ----------

Net income                                         $   34,936        $   77,431
                                                   ==========        ==========

                     The accompanying notes are an integral
                       part of these financial statements.

                           OSAGE COMPUTER GROUP, INC.
                   STATEMENTS OF CHANGES IN RETAINED EARNINGS
                           DECEMBER 31, 1996 AND 1995


                                                        1996             1995
                                                      --------         --------
Retained earnings. beginning of year                  $126,186         $ 48,755

Net income for the year                                 34,936           77,431
                                                      --------         --------

Retained earnings, end of year                        $161,122         $126,186
                                                      ========         ========

                     The accompanying notes are an integral
                       part of these financial statements.

                           OSAGE COMPUTER GROUP, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                         1996           1995
                                                       ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                          $  34,936      $  77,431
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Depreciation                                     48,527         30,028
         (Increase) decrease in:
            Trade accounts receivable                   (587,678)      (799,144)
            Inventories                                    1,976          9,559
            Prepaid expenses and other assets              1,316         (2,000)
         Increase (decrease) in:
            Accounts payable                             626,402        576,476
            Accrued liabilities                          (33,422)         7,212
            Deferred income taxes                          9,414         31,042
                                                       ---------      ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES                101,471        (69,396)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of furniture, fixtures and equipment        (32,138)       (70,412)
   Investments                                           (25,000)           -0-
   Purchase of treasury stock                               (954)           -0-
                                                       ---------      ---------

NET CASH USED BY INVESTING ACTIVITIES                    (58,092)       (70,412)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of bank credit line                        (110,000)           -0-
   Proceeds from bank credit line                                       110,000
   Sale of common stock                                                     959
                                                       ---------      ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES               (110,000)       110,959
                                                       ---------      ---------

NET INCREASE (DECREASE) IN CASH                          (66,621)       (28,849)

CASH AT BEGINNING OF YEAR                                 25,874         54,723
                                                       ---------      ---------

CASH AT END OF YEAR                                    $ (40,747)     $  25,874
                                                       =========      =========

                     The accompanying notes are an integral
                       part of these financial statements.

                           OSAGE COMPUTER GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         INVENTORY

         Inventory is stated at the lower of cost or market on a first-in first-out basis. Inventory at December 31, 1996 and 1995 consisted of computer software and equipment being returned to the vendor and equipment delivered but not invoiced.

         PROPERTY AND DEPRECIATION

         Property and equipment are recorded at cost. Depreciation is provided using the modified cost recovery system and on a straight-line method over the estimated useful lives of the assets.

         DEFERRED MAINTENANCE CONTRACTS-INCOME AND EXPENSE

         Maintenance contracts are sold to customers for a fee. The service is provided by an outside unrelated company. The customer is billed for the service contract on a monthly, quarterly or annual basis. The outside service provider bills Osage Computer Group, Inc. on a monthly or quarterly basis for services provided. In order to match costs and revenues the Company has elected to record the cost of the service contracts sold as a prepaid expense with a contra liability account recording the deferred revenue. Income and expenses are matched in the period in which contracted services are required to be provided.

         PREPAID EXPENSES

         Prepaid expenses are expenses of a future period recorded in the current period. Prepaid expenses consist of insurance deposits representing the last period of the insurance contract, and advertising and promotional expenses required to be paid in this year under contracts to provide services in the subsequent year and the remaining balance of a three year consulting contract, paid in advance.

                           OSAGE COMPUTER GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

         DEFERRED INCOME TAXES

         Income taxes are reported on the cash basis. The amounts stated reflect the taxes due for the current year based on an accrual basis and represent the deferred income taxes payable.

         ACCOUNTS RECEIVABLE

         Also included in accounts receivable are monies receivable from the equipment manufacturer of $131,528 and $71,497 for 1996 and 1995 respectively, that represents a percentage of sales to use for promotional activities.

NOTE 2   DUE TO PARENT COMPANY

         The Company has entered into an installment note with the parent company to repay the initial funds loaned by the parent company. The present agreeement requires semi-annual installments of $19,281 of principle with interest at 8% simple interest.

NOTE 3   RELATED PARTY TRANSACTIONS

         The income statements for the years 1996 and 1995 include the following sales and purchases from related parties:

                                                     1996         1995
                                                    ------      --------

               Sales                                $  -0-      $    -0-
               Purchases                               -0-       228,830
                                                    ------      --------
                   Total                            $  -0-      $228,830
                                                    ======      ========

NOTE 4   EMPLOYEE BENEFIT PLANS

         DEFERRED COMPENSATION PLAN

         During 1995 the Company established a 401(k) deferred compensation plan. Plan participation and contributions are established under the Plan agreement. The Company is not required to contribute to the Plan.

                           OSAGE COMPUTER GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 4   EMPLOYEE BENEFIT PLANS (CONTINUED)

         EMPLOYEE BENEFIT PLAN

         The Company has also established a salary reduction plan under Section 125 of the Internal Revenue Code. Participants can reduce compensation with pretax dollars to fund expenses such as medical insurance premiums. Plan eligibility and participation are also established by a plan document.


NOTE 5   COMMON STOCK

         Osage Computer Group, Inc. is authorized to issue 10,000,000 shares of common stock at one cent par value. In 1996, the company had a reverse stock split of five to one shares of common stock. There are 2,000,000 shares issued and outstanding.

         The Company is also authorized to issue 1,000,000 shares of preferred stock. Presently, there are no preferred stock shares issued nor outstanding.


NOTE 6   LEASES

         The Company has signed a three year lease agreement for an office suite. The lease requires payments of:

                            1995            $ 25,946
                            1996            $ 27,087
                            1997            $ 88,249
                            1998            $106,160
                            1999            $ 70,773

NOTE 7   LINE OF CREDIT

         In February, 1995 the Company opened a $500,000 revolving line of credit with a local bank. The line of credit requires the pledging of accounts receivable and fixed assets as collateral. The balances due at December 31, 1996 and 1995 was $0 and $110,000, respectively.

                           OSAGE COMPUTER GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 8   INVESTMENT

         During 1996, the Company agreed to invest in another company that provides services to customers and other parties in a related industry application. The first installment of $25,000 was paid in 1996 and a second and final installment of $25,000 is due in 1997 to acquire 20% of the other company. During the calendar year 1996, the investment did record an allocated loss to Osage Computer Group, Inc. in the amount of $15,334. At the present, the Board of Directors of both corporations, are not able to compute the fair market value of this investment. Accordingly, the accompanying financial statements represent the initial investment only.

                             SUPPLEMENTAL SCHEDULES

                           OSAGE COMPUTER GROUP, INC.
                                 BALANCE SHEETS
                            SUPPLEMENTAL INFORMATION
                           DECEMBER 31, 1996 AND 1995


                                                    1996                1995
                                                 ----------          ----------
Cash
         Biltmore Bank                           $  (41,311)         $   15,473
         Bank One                                       -0-              10,101
         Petty cash                                     564                 300
                                                 ----------          ----------

                  Total                          $  (40,747)         $   25,874
                                                 ==========          ==========
Accounts receivable
         Trade                                   $1,807,819          $1,280,172
         Other                                      131,528              71,497
                                                 ----------          ----------

                  Total                          $1,939,347          $1,351,669
                                                 ==========          ==========
Furniture and equipment
         Office hardware                         $  150,219          $  121,794
         Computer software                           12,273               8,800
         Furniture/photocopier                        8,337               8,097
         Telephone system                             2,893               2,893
         Accumulated depreciation                   (92,136)            (43,609)
                                                 ----------          ----------

                  Total                          $   81,586          $   97,975
                                                 ==========          ==========

                     The accompanying notes are an integral
                       part of these financial statements.

                              OSAGE COMPUTER GROUP
                              SCHEDULE OF EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                          1996           1995
                                                       ----------     ----------
GENERAL AND ADMINISTRATIVE EXPENSES - Schedule A
         Accounting and legal services                 $   76,094     $   25,700
         Administrative services                            6,242            -0-
         Auto and mileage                                  15,322         11,431
         Bad debts                                            -0-          4,530
         Cleaning/utility expenses                             25            -0-
         Contractors                                        1,000            -0-
         Conventions/trade shows                            6,448          1,620
         Equipment lease                                   20,567            -0-
         Insurance                                         35,583         15,097
         Management and salaries                              -0-         25,000
         Management fees                                   93,622        127,350
         Marketing                                         97,626          7,290
         Memberships, dues and subscriptions                  548            527
         Miscellaneous                                      4,558            -0-
         Moving expense                                    22,360         14,534
         Office supplies                                   13,494         17,937
         Payroll charges                                    2,274            -0-
         Payroll taxes                                     67,847         34,721
         Professional fees                                 15,790         14,135
         Promotion                                         56,451         51,713
         Rent                                              55,498         62,395
         Salaries and commissions                       1,385,624        445,540
         Taxes - personal property                            750            -0-
         Telephone and pager services                      47,762         47,010
         Training courses                                   9,299            516
         Travel                                            59,663        121,336
                                                       ----------     ----------

                  Total general and administrative      2,094,447      1,028,382
                                                       ----------     ----------

                     The accompanying notes are an integral
                       part of these financial statements.

Osage Computer Group
Income Statement


                                                      For The Period 9/01/97 To 9/30/97
                                                      ---------------------------------
                                     Current                Ytd              Current Comp          Ytd Comp
                                     Amount                Amount               Amount              Amount
                                     -------               ------            ------------          --------
Revenue
Sales Hardware                    $1,824,121.52         $6,793,879.26         $805,269.00       $4,903,668.81
Sales Software                       595,410.40            974,248.15           15,990.00          325,204.13
Sales Maintenance and Service         24,032.78            196,083.14           27,498.18          178,325.55
Configuration/Installation                  .00                   .00           18,300.00           53,175.00
Project Management and Support              .00                   .00           24,900.00           70,575.00
Consulting                            46,817.50            307,439.50           21,697.50          146,539.63
Other Income                          49,159.70            193,254.71           15,198.64          181,288.41
                                  -------------         -------------         -----------       -------------
Total Income                      $2,539,541.90         $8,464,904.76         $928,853.32       $5,858,776.53
                                  -------------         -------------         -----------       -------------

Cost of Goods Sold

Cost of Sales - Hardware          $1,557,509.03         $5,660,626.98         $694,439.48       $4,206,723.60
Cost of Goods - Software             554,546.63            848,398.98           13,656.37          229,097.10
Cost of Goods - Services              19,863.11            192,153.39           23,487.89          150,784.72
Cost of Goods - Consulting             1,625.94            (19,848.72)          11,505.94           30,123.94
Cost of Sales - Oracle                      .00                   .00              208.00            2,752.00
Freight and Courier                      867.97             11,882.15              774.47           10,404.99
                                  -------------         -------------         -----------       -------------

Total Cost of Goods Sold          $2,124,412.68         $6,693,212.78         $744,072.15       $4,629,886.35
                                  -------------         -------------         -----------       -------------

Gross Profit                         415,129.22          1,771,691.98          184,781.17        1,228,890.18
                                  -------------         -------------         -----------       -------------

Employment Expenses

Management Salaries                   13,725.00            227,050.00           13,100.00           65,366.72
Salaries                              73,202.86            595,616.10           56,350.18          400,924.96
Employer Payroll Costs                 3,433.38             43,325.60            3,828.85           30,956.74
Other                                       .00              4,042.61              178.58            5,182.83
                                  -------------         -------------         -----------       -------------

Total Employment Expenses             90,361.24            870,034.31           73,457.61          502,431.25
                                  -------------         -------------         -----------       -------------

Operating Profit                  $  324,767.98          $ 901,657.67         $111,323.56       $  726,458.93
                                  -------------         -------------         -----------       -------------


                                                       For The Period 9/01/97 To 9/30/97
                                                       ---------------------------------
                                       Current                Ytd              Current Comp         Ytd Comp
                                       Amount                Amount               Amount             Amount
                                       -------               ------            ------------         --------
Sales and Administrative Expenses
Vehicle Expense                          393.60              2,427.80              425.30           14,227.53
Rent                                  10,099.25             70,512.84            5,892.89           44,524.03
Administration Services                   45.00                (13.46)                .00              318.08
Telephone                              4,210.26             35,546.21            3,931.14           28,997.06
Cellular and Paper                     1,101.62             10,388.26              228.22            6,296.55
Office Supplies                        3,517.05             18,648.26              177.01            8,164.05
Travel                                 8,761.40             54,638.34            3,985.15           40,888.25
Promotion                              1,397.25             78,385.51            2,136.60           20,512.11
Marketing                                331.31             34,881.01            7,456.83           83,616.28
Postage                                     .00              1,539.34              521.88            1,549.51
Cleaning/Utilities                       913.12                980.62                 .00               25.00
Training/Courses                        (245.00)             7,788.00                 .00            3,880.00
Professional Fees                        781.75             46,209.15              306.44           15,227.24
Contractors                                 .00                480.00            2,150.00            2,300.00
Bank/Finance Charges                   5,018.68             18,398.13            1,436.70           28,850.00
Business/Property Taxes                     .00                167.59               49.00              553.13
Insurance - Benfits                    2,587.58             52,702.34            1,627.90           18,793.02
Insurance - General/Liability          1,305.95             15,287.18              (53.96)           1,826.28
Accounting/Legal Services             12,602.40             61,866.94            9,018.70           41,922.13
Charitable Donations                        .00              1,902.00                 .00              547.32
Depreciation Expense                   4,200.00             37,800.00            4,110.00           29,352.00
Leases - Equipment                     2,038.26             14,619.23              710.91            5,651.16
Moving Expense                              .00              5,217.50            6,616.55           16,764.79
Convention/Trade Shows                 4,367.83              7,627.83            1,695.00            5,019.66
Memberships/Dues/Subscriptions        10,588.00             10,362.48                 .00              548.00
Miscellaneous                               .00                143.25                 .00            3,951.64
Salaries - Administrative              2,637.51             23,700.33            2,366.68           30,065.74
Employer Payroll Costs                   394.18             13,772.57            1,201.37           14,632.16
Management Fees                             .00                   .00           10,000.00           69,572.00
                                    -----------           -----------         -----------         -----------

Total Other Expenses                  77,047.00            625,979.25           65,990.31          533,574.64
                                    -----------           -----------         -----------         -----------
Other Income

Interest Earnings Sweep A/C              178.51              3,043.94            1,226.31            1,662.59
                                    -----------           -----------         -----------         -----------

Total Other Income                       178.51              3,043.94            1,226.31            1,662.59
                                    ===========           ===========         ===========         ===========


Total Expenses                      $ 76,868.49           $622,935.31         $ 64,764.00         $531,912.05
                                    -----------           -----------         -----------         -----------

Net Income                          $247,899.49           $278,722.36         $ 46,559.56         $194,546.88
                                    ===========           ===========         ===========         ===========

Osage Computer Group
Balance Sheet

                                  Year-To-Date As Of          Comparative As Of
                                       9/30/97                     9/30/96
                                  ------------------          -----------------

Assets

Current Assets

Bank                                $  251,395.69               $  203,357.39
Accounts Receivable - Trade          2,190,546.30                1,155,023.95
Accounts Receivable - Other            153,233.11                   52,207.54
Inventory                                5,785.38                  (91,348.01)
Prepaid Expenses                       160,475.18                  134,718.51
                                    -------------               -------------
Current Assets                      $2,761,435.66               $1,453,959.38
                                    -------------               -------------

Fixed Assets

Fixed Asset Costs                      190,335.28                  179,052.27
Accumulated Depreciation               129,936.80                   72,960.91
                                    -------------               -------------
Fixed Assets                        $   60,398.48               $  106,091.35
                                    -------------               -------------

Other Assets

                                    -------------               -------------

                                    -------------               -------------

Total Assets                        $2,821,834.14               $1,560,050.74
                                    =============               =============

     Liabilities

Current Liabilities

Accounts payable - Trade             1,989,541.19                  877,750.21
Accrued Liabilities                     33,045.23                   30,400.58
Deferred Revenue                       149,218.72                   83,252.31
Corporate Tax Payable                   55,183.18                   45,536.00
Wages and Benefits Payable               3,612.49                    2,908.53
Sales Taxes Payable                    124,319.49                   20,999.91
                                    -------------               -------------
Current Liabilities                 $2,354,920.30               $1,060,847.54

Long Term Liabilities

Loans                                         .00                      (95.64)
Due to Parent Company                  128,812.22                  173,525.08
                                    -------------               -------------

Total Liabilities                   $2,483,732.52               $1,234,276.98
                                    -------------               -------------
     Equity

Common Shares                            5,041.18                    5,041.18
Treasury Shares                       (106,783.84)                        .00
Net Income                             278,722.36                  194,546.88
Retained Earnings                      161,121.92                  126,185.70
                                    -------------               -------------
Total Equity                        $  338,101.62               $  325,773.76
                                    -------------               -------------

Total Liabilities and Equity        $2,821,834.14               $1,560,050.74
                                    =============               =============

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:                                  PACIFIC RIM ENTERTAINMENT, INC.
      ---------------------

                                        By: /s/ Jack R. Leadbeater
                                           -------------------------------------
                                           Jack R. Leadbeater
                                           Chief Executive Officer

                                  EXHIBIT INDEX

   Exhibit                                                                                        Page Number in
   Number                                                                                     Rule 0-3(b) Sequential
(Referenced to                                                                                    Numbering System
 Item 601 of                                                                                     Where Exhibit Can
  Reg. S-K)                                                                                    Exhibit Can Be Found
--------------                                                                                ----------------------

     2.1         Agreement and Plan of Merger dated November 5, 1997 by and among
                 Pacific Rim Entertainment, Inc., PR Acquisition Corp. and Osage
                 Computer Group, Inc.

     2.2         First Amendment to Agreement and Plan of Merger dated December
                 19, 1997

     2.3         Certificate of Merger of Osage Computer Group, Inc. into PR
                 Acquisition Corp. (a wholly-owned subsidiary of Pacific Rim
                 Entertainment, Inc.)

     3.3         Certificate of Designation, Preferences and Rights of Series A
                 $3.00 Convertible Preferred Stock

     3.4         Certificate of Designation, Preferences and Rights of Series B
                 $3.00 Convertible Preferred Stock

     4.1         Specimen of Series A $3.00 Convertible Preferred Stock

     4.2         Specimen of Series B $3.00 Convertible Preferred Stock

     9.1         Form of Voting Trust Agreement

     10.1 Form of Stock Option (covering the grant of 800,000 options pursuant to the Merger Agreement)

     10.2        Form of Employment Agreement of Jack Leadbeater

     10.3        Form of Employment Agreement of David Olson

     10.4        Form of Employment Agreement of Michael Glynn



     10.5        Option to purchase 100,000 shares granted to Michael Glynn

     10.6        Confidential Private Placement Memorandum dated November
                 24, 1997 relating to the offer and sale of $3,660,000 of Series A Preferred Stock

     10.7 Supplement No. 1 to Confidential Private Placement Memorandum dated November 24, 1997 relating to the offer and sale of $3,660,000 of Series A Preferred Stock